          _________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                      __________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                      __________

                           EDUCATION MANAGEMENT CORPORATION
                (Exact name of registrant as specified in its charter)
                    PENNSYLVANIA                      25-1119571
            (State or other jurisdiction           (I.R.S. Employer
                 of incorporation or             Identification No.)
                    organization)
                  300 SIXTH AVENUE                      15222
              PITTSBURGH, PENNSYLVANIA                (Zip Code)
                (Address of principal
                   executive offices

              EDUCATION MANAGEMENT CORPORATION 1996 STOCK INCENTIVE PLAN
            EDUCATION MANAGEMENT CORPORATION 1996 EMPLOYEE STOCK PURCHASE
                                         PLAN
                              (Full title of the plans)

                                FREDERICK W. STEINBERG
                    VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           EDUCATION MANAGEMENT CORPORATION
                                   300 SIXTH AVENUE
                           PITTSBURGH, PENNSYLVANIA  15222
                       (Name and address of agent for service)
                                    (412) 562-0900
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
            TITLE OF    AMOUNT TO    PROPOSED      PROPOSED     AMOUNT OF
           SECURITIES      BE        MAXIMUM       MAXIMUM      REGISTRA-
              TO BE    REGISTERED    OFFERING     AGGREGATE        TION
           REGISTERED                 PRICE     OFFERING PRICE     FEE
                                    PER SHARE

           Common                               $37,904,558.50  $11,486.23
           Stock, par
           value
           $0.01 per
           share
                         574,836    $15.00(1)
           1996 Stock    26,664     $16.50(1)
           Incentive      8,000     $20.375(1)
           Plan          640,500    $20.625(2)

                         750,000    $20.625(2)
           1996
           Employee
           Stock
           Purchase
           Plan

               (1) Based upon the exercise price of the options in respect of which the shares may be issued, in accordance with Rule 457(h).

               (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Common Stock of Education Management Corporation on January 14, 1997, as reported on the NASDAQ Stock Market.

          _________________________________________________________________

                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed by Education Management Corporation ("the Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the prospectus covering 4,530,000 shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), as filed with the Commission on August 19, 1996, as part of the Registration Statement on Form S-1 (File No. 333-10385), as amended by Amendment No. 1, filed on October 1, 1996, as further amended by Amendment No. 2, filed on October 8, 1996, as further amended by Amendment No. 3, filed on October 28, 1996 (the "Form S-1"), (ii) the description of the Registrant's Common Stock contained in the Form S-1, including all amendments and reports updating such description, and (iii) the Registrant's Form 10-Q filed with the Commission for the quarterly period ended September 30, 1996 (File No. 000-21363).

               All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Education Management Corporation 1996 Stock Incentive Plan and the Education Management Corporation 1996 Employee Stock Purchase Plan (collectively, the "Plans"), meeting the requirements of Section 10(a) of the Securities Act.

          ITEM 4.  DESCRIPTION OF SECURITIES.

               The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Inapplicable.


          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Registrant has entered into indemnification agreements with most of its directors and officers in which the Registrant agrees to indemnify such directors and officers to the fullest extent permitted by law and to advance the expenses of any suit or other action to such directors and offers upon their demand; subject to repayment if such directors or officers are found by a court of competent jurisdiction not to have been entitled to indemnification by the Registrant.

               The Registrant is a Pennsylvania corporation. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative (as defined below) of that corporation, or is or was serving at the request of that corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of that corporation and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of a business corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to that corporation unless and only to the extent that a court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper. A representative means a person occupying the position or discharging the functions of a director, officer, employee or agent of any enterprise, regardless of the name or title by which that person may be designated.

               BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by a business corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

               (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

               (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

               (3)  by the shareholders.

               Notwithstanding the above, BCL Section 1743 provides that to the extent that a representative of a business corporation is successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               BCL Section 1745 provides that expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by a business corporation in advance of the final disposition of that action or proceeding upon receipt of an undertaking by or on behalf of a representative to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by that corporation.

               BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitle under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office, and that indemnification may be granted under any By-Law, agreement, vote of shareholders or directors or otherwise for any action taken and may be made whether or not that corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of that corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

               BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a representative of that corporation, or is or was serving at the request of that corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not that corporation would have the power to indemnify that person against such liability under the provisions described above.

               In addition, the Restated By-laws of the Registrant require, as described below, that the Registrant indemnify directors and officers to the maximum extent permitted by law and also provide for the mandatory advancement of expenses to directors in most circumstances.

               Section 7.1 of Article VII of the Restated By-laws provides that the Registrant shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of the Registrant who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or competed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to the Registrant, by reason of the fact that he is or was an authorized representative of the Registrant, against all expenses (including attorneys' fees, disbursements and other charges), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suite or proceeding.

               Section 7.2 of Article VII of the Restated By-laws further provides that the Registrant shall pay expenses (including attorneys' fees, disbursements and other charges) actually and reasonably incurred by a director or officer of the Registrant referred to in Section 7.1 of such Article in defending or appearing as a witness in any civil or criminal action, suit or proceeding. The expenses incurred by such director or officer shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant, and an irrevocable assignment to the Registrant of all payments to which such director or officer may be or become entitled, under any policy of insurance or otherwise, in reimbursement of any such expenses paid by the Registrant.

               The Restated By-Laws provide that the rights of indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled.

               Section 7.9 of Article VII of the Restated By-Laws provides that the Registrant may purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such officer or director in any capacity, or arising out of such director's or officer's status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of such
          Article VII.

               The Registrant maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Such insurance provides coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the indemnification provisions of the Restated By-Laws.

               As permitted by BCL Section 1713, the Restated By-Laws provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, except to the extent that such elimination or limitation of liability is expressly prohibited by the Act of November 28, 1986 (P.L. No. 145) as in effect at the time of the alleged action or failure to take actin by the director. The BCL states that this exculpation from liability does not apply where the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, and does not apply to the responsibility or liability of a director for payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws.


          ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Inapplicable.

          ITEM 8.  EXHIBITS.

               The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

          EXHIBIT NO.                         DESCRIPTION

          4.1 Amended and Restated Articles of Incorporation of Education Management Corporation (incorporated by reference to Exhibit 3.01(b) to the Registrant's Registration Statement on Form S-1, filed with the Commission on August 19, 1996 (File No. 333-10385)).

          4.2            Restated Bylaws of Education Management
                         Corporation, (incorporated by reference to
                         Exhibit 3.2(b) of the Registrant's Registration Statement on Form S-1, filed with the Commission on August 19, 1996 (File No. 333-10385)).

          5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the shares being registered.

          23.1           Consent of Arthur Andersen LLP.

          23.2 Consent of Kirkpatrick & Lockhart LLP (included in the opinion filed as Exhibit 5.1).

          24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

          ITEM 9.  UNDERTAKINGS

               (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                          (i)  To include any prospectus required by
                    Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                              (iii)  To include any material information
                    with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                        * * *

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 21st day of January, 1997.

                                        EDUCATION MANAGEMENT CORPORATION


                                        By: /s/ William M. Webster, IV
                                            ------------------------------
                                             William M. Webster, IV
                                             Executive Vice President

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick W. Steinberg his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

                   Signature                Capacity             Date
                 -------------             ----------         ---------


           /s/ Robert B. Knutson      Chairman of the       January 21,
           -----------------------    Board and Chief       1997
           Robert B. Knutson          Executive Officer

           /s/ Robert T. McDowell     Senior Vice           January 21,
           -------------------------  President and Chief   1997
           Robert T. McDowell         Financial and
                                      Accounting Officer

                   Signature                Capacity             Date
                 -------------             ----------         ---------


           /s/ Miryam L. Knutson      Vice Chairman of      January 21,
           -------------------------  the Board and a       1997
           Miryam L. Knutson          Director

           /s/ James J. Burke, Jr.          Director        January 21,
           -------------------------                        1997
           James J. Burke, Jr.


           /s/ Albert Greenstone            Director        January 21,
           -------------------------                        1997
           Albert Greenstone


           /s/ Harvey Sanford               Director        January 21,
           -------------------------                        1997
           Harvey Sanford
           /s/ Robert H. Atwell             Director        January 21,
           -------------------------                        1997
           Robert H. Atwell


           /s/ William M. Campbell,         Director        January 21,
           III                                              1997
           -------------------------
           William M. Campbell, III

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                                    EXHIBIT INDEX


               EXHIBIT NO.  DESCRIPTION                   SEQUENTIAL
                                                          PAGE NUMBER

               4.1          Amended and Restated            --
                            Articles of Incorporation of
                            Education Management
                            Corporation (incorporated by
                            reference to Exhibit 3.01(b)
                            to the Registrant's
                            Registration Statement on
                            Form S-1, filed with the
                            Commission on August 19,
                            1996 (File No. 333-10385)).
               4.2          Restated Bylaws of Education    --
                            Management Corporation,
                            (incorporated by reference
                            to Exhibit 3.2(b) of the
                            Registrant's Registration
                            Statement on Form S-1, filed
                            with the Commission on
                            August 19, 1996 (File No.
                            333-10385)).

               5.1          Opinion of Kirkpatrick &        10
                            Lockhart LLP as to the
                            legality of the shares being
                            registered.

               23.1         Consent of Arthur Andersen      11
                            LLP.
               23.2         Consent of Kirkpatrick &        --
                            Lockhart LLP (included in
                            opinion filed as Exhibit
                            5.1).

               24.1         Power of Attorney (set forth    --
                            on the signature page of
                            this Registration
                            Statement).